Exhibit 8.3

DLA Piper Ireland LLP 40 Molesworth Street Dublin 2 Ireland D02 YV57 T +353 1 436 5450 F +353 1 436 5451 W www.dlapiper.com

Navitas Semiconductor Limited 22 Fitzwilliam Square South Dublin, D02 FH 68 Ireland	Your reference Our reference POD/POD/373423/37 /621650.5 9 September 2021

Dear Sir or Madam,

RE: LIVE OAK ACQUISITION CORP. II BUSINESS COMBINATION

We have acted as Irish counsel to Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) and domesticated as a limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware” and, together with Navitas Ireland, “Navitas”), in connection with the preparation and execution of the Business Combination Agreement and Plan of Reorganization, dated as of 6 May 2021 (the “Agreement”), by and among Live Oak Acquisition Corp. II, a Delaware corporation (“LOKB”), Live Oak Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Navitas. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement (as defined below).

The Tender Offer and the Merger and certain other matters contemplated by the Agreement are described in the Registration Statement filed by LOKB with the Securities and Exchange Commission on Form S-4 (Registration No. 333-256880) on the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Tender Offer and the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state and Irish law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the consummation of the Tender Offer and the Merger will be effected for bona fide commercial reasons and does not form part of an arrangement or scheme of which the main purpose, or one of the main purposes, is the avoidance of liability to tax; (iii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by LOKB, Merger Sub and Navitas in the Agreement and the Registration Statement; (iv) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations

DLA Piper Ireland LLP is a general partnership registered in the Republic of Ireland (number 628115) and authorised by the Legal Services Regulatory Authority to operate as a limited liability partnership under the Legal Services Regulation Act 2015 (registration number 1262464). DLA Piper Ireland LLP is part of DLA Piper, a global law firm operating through various separate and distinct legal entities. Its principal place of business is at 40 Molesworth Street, Dublin 2, Ireland, D02 YV57.

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POD/POD/373423/37

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9 September 2021

provided to us by LOKB, Merger Sub and Navitas on the date hereof; and (v) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of the originals of such latter documents), that the signatures on all documents examined by us are genuine, and such documents reflect all material terms of the agreements between the parties to such documents, that the parties to such documents will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms. We have further assumed that the parties to the documents described herein will comply with all of their respective covenants, agreements and undertakings contained in those documents and that the transactions contemplated thereby will be carried out by the parties thereto in accordance with their terms. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Our opinion is based on provisions of the Taxes Consolidation Act 1997, as amended, and the regulations promulgated thereunder, judicial decisions, published guidance of the Irish Revenue Commissioners, and such other authorities as we have considered relevant, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that changes in the law will not take place that could affect the conclusions expressed herein, or that contrary positions may not be taken by the Irish Revenue Commissioners or that a court will not sustain any challenge by the Irish Revenue Commissioners in the event of litigation. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations described herein and in the Registration Statement, (i) we hereby confirm that the legal statements under the heading “The Business Combination—Material Irish Tax Consequences” in the Registration Statement constitute our opinion as to the Irish tax law matters described therein, and (ii) we are of the opinion that, for Irish capital gains tax purposes, the Business Combination should qualify as a reorganisation of share capital within the meaning of Section 586 of the Taxes Consolidation Act 1997.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to any other matters, including any tax consequences arising by virtue of other areas of Irish tax law or any laws other than the laws of Ireland, or with respect to any persons other than Navitas Shareholders. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

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This opinion is being delivered prior to the consummation of the Tender Offer and the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement, and to the references to our firm name in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

DLA PIPER IRELAND LLP